Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption "Experts" and the use of our report dated March 31, 2017, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, on the financial statements of Exactus, Inc. (formerly known as Spiral Energy Tech, Inc.), which appear in this Registration Statement on Form S-l.

RBSM LLP

New York, New York
September 11, 2017